Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy Announces
Third Quarter 2020 Financial Results

DENVER, November 5, 2020 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced its third quarter 2020 financial results and operating outlook. The Company has also posted an updated investor presentation to its website.

Highlights of the third quarter 2020 include:

•Average sales volumes up 6% over second quarter to 26.2 thousand barrels of oil equivalent per day (“MBoe/d”), with oil representing 53% of total volumes

•Increasing annual production guidance to a range of 25.0 to 25.5 MBoe/d, and tightening oil mix guidance to a range of 54% to 56%

•Capital expenditures of $1.8 million for the third quarter bringing YTD capital expenditures to $64.6 million; reiterating annual capex guidance range of $60 to $70 million

•Lease operating expense ("LOE") of $2.23 per Boe for the third quarter; down 13% from second quarter 2020, bringing the YTD metric to $2.43 per Boe

•Lowering annual LOE guidance to a range of $2.40 to $2.60 per Boe
•Recurring cash general and administrative ("G&A")(1) expense, which excludes stock-based compensation, cash severance costs and other non-recurring expenses, was $6.2 million for the quarter, or $2.56 per Boe, down 6% from second quarter 2020

•Lowering annual recurring cash G&A expense guidance to a range of $26 to $28 million

•Rocky Mountain Infrastructure ("RMI") third quarter 2020 net effective cost(1) was $1.07 per Boe, which consists of approximately $1.64 per Boe of RMI operating expense offset by $0.57 per Boe of RMI operating revenue from working interest partners

•Exited the quarter with $20.0 million drawn on the revolving facility and a leverage ratio of 0.1x

•GAAP net income of $3.3 million, or $0.16 per diluted share, including a $0.92 non-cash loss on derivatives

•Adjusted EBITDAX(1) of $41.5 million, or $1.98 per diluted share.

(1) Non-GAAP measure; see attached reconciliation schedules at the end of this release.

Eric Greager, President and Chief Executive Officer of Bonanza Creek, commented, "Total production has remained resilient despite lower new well activity since the first quarter. Asset quality and the skill of our operations team have resulted in continued strong quarterly performance."

Greager continued, "The free cash generated during the quarter allowed us to reduce our revolver debt by another $38 million, and prior to filing our third quarter 10-Q, we paid down our revolver to $10 million. We plan to start completing DUCs from inventory in early January 2021, and we’ll provide additional color on our 2021 plan following year end."

Third Quarter 2020 Results

During the third quarter of 2020, the Company reported average daily sales of 26.2 MBoe/d, up 6% over second quarter volumes. Product mix for the quarter was 53% oil, 22% NGLs, and 25% residue natural gas. Oil volumes were flat from second quarter to third quarter 2020, but the oil mix of 53% for the third quarter was down from 56% in the previous quarter. The oil mix fluctuates due to the timing and thermal maturity of wells turned to sales in recent quarters. The table below provides sales volumes, product mix, and average sales prices for the third quarter 2020 and 2019.

	Three Months Ended September 30,
	2020	2019	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	13,957	13,890	—%
Natural gas (Mcf/d)	39,449	37,210	6%
Natural gas liquids (Bbls/d)	5,705	4,187	36%
Crude oil equivalent (Boe/d)	26,237	24,279	8%

Product Mix
Crude oil	53%	57%
Natural gas	25%	26%
Natural gas liquids	22%	17%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$36.45	$51.36
Natural gas (per Mcf)	$1.32	$1.58
Natural gas liquids (per Bbl)	$11.18	$6.72
Crude oil equivalent (per Boe)	$23.81	$32.96
Capital expenditures were $1.8 million for the third quarter of 2020. During the quarter, the Company turned to sales 2 gross (1.6 net) wells, one of which was a standard reach lateral ("SRL") well. Capital expenditures for the fourth quarter are expected to be minimal, and the Company reiterates its annual guidance of $60 to $70 million, with $64.6 million invested YTD.
Net oil and gas revenue for the third quarter of 2020 was $58.9 million compared to $36.2 million for the second quarter of 2020. The increase was a result of a partial recovery of oil, natural gas, and NGL realized prices. Crude oil accounted for approximately 80% of total revenue for the quarter. Differentials for the Company’s oil production improved during the quarter to approximately $4.48 per barrel off NYMEX WTI versus approximately $5.53 per barrel during the second quarter. The YTD oil differential was approximately $5.25 per barrel off WTI, and the Company expects its full-year 2020 oil differential to average between $4.75 and $5.25 per barrel.

LOE for the third quarter of 2020 on a per-unit basis decreased 13% to $2.23 per Boe from $2.56 per Boe in the second quarter of 2020, bringing YTD LOE per Boe to $2.43 per Boe. The Company has lowered its annual LOE guidance to $2.40 to $2.60 per Boe, down from $2.50 to $2.90 per Boe.

RMI third quarter 2020 net effective cost was $1.07 per Boe, which consists of approximately $1.64 per Boe of RMI operating expense offset by $0.57 per Boe of RMI operating revenue from working interest partners. RMI operating revenue from working interest partners is based on production volumes, and the fees are not tied to oil or natural gas prices. The Company has lowered its annual RMI operating expense guidance to a range of $1.50 to $1.80 per Boe, down from $1.50 to $1.85 per Boe.

The Company's general and administrative ("G&A") expenses were $8.9 million for the third quarter of 2020, which included $1.7 million in non-cash stock-based compensation, $0.9 million in non-recurring advisor fees, and $0.1 million related to one-time cash severance costs. Recurring cash G&A, which excludes non-recurring and non-cash items, of $6.2 million for the third quarter of 2020 remained flat compared to second quarter 2020. On a per-unit basis, the Company's recurring cash G&A decreased 6% to $2.56 per Boe in the third quarter of 2020 from $2.72 per Boe in the second quarter of 2020. The Company lowered its annual recurring cash G&A guidance to $26 to $28 million, down from $27 to $29 million.

RMI net effective cost and recurring cash G&A are non-GAAP measures. Please see Schedule 7 and Schedule 8 at the end of this release for a reconciliation to the most comparable GAAP measure.

The Company's severance and ad valorem taxes were a credit of $7.1 million for the third quarter of 2020, which included a one-time true-up of accrued severance and ad valorem taxes as a result of a refinement to our tax estimate based on current mill levies, taxing districts, and company and industry results. Excluding this adjustment, recurring severance and ad valorem taxes were $5.5 million, or 9.4% of revenue, for the third quarter of 2020. The Company expects its fourth quarter severance and ad valorem taxes to be approximately 8 to 9% of revenue.

Guidance Summary

The table below provides YTD and third quarter results for 2020 guidance metrics:

Guidance	3Q20 Actuals	YTD 2020 Actuals	FY20 Guidance
Production (MBoe/d)	26.2	25.3	25.0 - 25.5
% oil	53%	55%	54% - 56%
Lease operating expense ($/Boe)	$2.23	$2.43	$2.40 - $2.60
RMI operating expense ($/Boe)	$1.64	$1.63	$1.50 - $1.80
Recurring cash general and administrative ($MM)	$6.2	$20.1	$26.0 - $28.0
Recurring severance / ad valorem (% of revenue)(2)	9.4%	9.1%	8.0% - 9.0%
Oil differential ($/bbl)	$4.48	$5.25	$4.75 - $5.25
Total capital expenditures ($MM)	$1.8	$64.6	$60.0 - $70.0
(2) Third quarter and YTD 2020 recurring severance / ad valorem taxes exclude a one-time true-up of accrued taxes made in the third quarter. See attached reconciliation tables at the end of this release.

Conference Call Information

The Company will host a conference call to discuss these results on November 6, 2020 at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). A live webcast and replay of this event will be available on the Investor Relations section of the Company’s website at www.bonanzacrk.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	877-793-4362	593 8897
Replay	855-859-2056	593 8897

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and 2020 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 6, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 5, 2020, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com

Schedule 1: Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, expect for per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating net revenues:
Oil and gas sales	$58,858	$75,176	$155,455	$233,553
Operating expenses:
Lease operating expense	5,393	6,696	16,887	18,512
Midstream operating expense	3,970	3,271	11,338	8,301
Gathering, transportation, and processing	4,778	4,423	11,970	12,776
Severance and ad valorem taxes	(7,063)	6,738	1,588	18,697
Exploration	66	33	551	538
Depreciation, depletion, and amortization	23,439	19,900	67,306	54,557
Abandonment and impairment of unproved properties	223	879	30,589	2,636
Bad debt expense	102	—	678	—
General and administrative expense (including $1,723, $2,041, $4,436, and $5,189, respectively, of stock-based compensation)	8,919	9,920	26,754	30,001
Total operating expenses	39,827	51,860	167,661	146,018
Other income (expense):
Derivative gain (loss)	(10,670)	12,894	64,603	(15,477)
Interest expense, net	(356)	(322)	(1,557)	(1,858)
Loss on property transactions, net	—	—	(1,398)	(306)
Other income (expense)	(65)	5	(1,853)	28
Total other income (expense)	(11,091)	12,577	59,795	(17,613)
Income from operations before taxes	7,940	35,893	47,589	69,922
Income tax benefit (expense)	(4,689)	—	(4,689)	—
Net income	$3,251	$35,893	$42,900	$69,922

Comprehensive income	$3,251	$35,893	$42,900	$69,922

Net income per common share:
Basic	$0.16	$1.74	$2.07	$3.39
Diluted	$0.16	$1.74	$2.06	$3.38
Weighted-average common shares outstanding:
Basic	20,832	20,634	20,753	20,603
Diluted	20,903	20,678	20,826	20,671

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$3,251	$35,893	$42,900	$69,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	23,439	19,900	67,306	54,557
Deferred income tax expense	4,689	—	4,689	—
Abandonment and impairment of unproved properties	223	879	30,589	2,636
Well abandonment costs and dry hole expense	—	—	(8)	62
Stock-based compensation	1,723	2,041	4,436	5,189
Non-cash lease component	(65)	—	(168)	—
Amortization of deferred financing costs	92	123	772	371
Derivative (gain) loss	10,670	(12,894)	(64,603)	15,477
Derivative cash settlements	8,627	3,373	42,494	3,766
Loss on property transactions, net	—	—	1,398	306
Other	1,550	1	(1,158)	(900)
Changes in current assets and liabilities:
Accounts receivable, net	(259)	(17,037)	24,262	(1,948)
Prepaid expenses and other assets	552	(477)	3,364	(1,180)
Accounts payable and accrued liabilities	(9,735)	27,618	(41,692)	16,785
Settlement of asset retirement obligations	(1,542)	(860)	(3,137)	(2,035)
Net cash provided by operating activities	43,215	58,560	111,444	163,008
Cash flows from investing activities:
Acquisition of oil and gas properties	(304)	(1,230)	(853)	(12,968)
Exploration and development of oil and gas properties	(5,162)	(72,721)	(56,216)	(184,119)
Proceeds from sale of oil and gas properties	—	—	—	1,153
Additions to property and equipment - non oil and gas	(24)	(144)	(440)	(292)
Net cash used in investing activities	(5,490)	(74,095)	(57,509)	(196,226)
Cash flows from financing activities:
Proceeds from credit facility	15,000	25,000	45,000	40,000
Payments to credit facility	(53,000)	(10,000)	(105,000)	(10,000)
Payment of employee tax withholdings in exchange for the return of common stock	(60)	(17)	(1,074)	(1,100)
Deferred financing costs	—	(226)	(13)	(226)
Principal payments on finance lease obligations	(31)	—	(71)	—
Net cash provided by (used in) financing activities	(38,091)	14,757	(61,158)	28,674
Net change in cash, cash equivalents, and restricted cash	(366)	(778)	(7,223)	(4,544)
Cash, cash equivalents, and restricted cash:
Beginning of period	4,238	9,236	11,095	13,002
End of period	$3,872	$8,458	$3,872	$8,458

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,777	$11,008
Accounts receivable, net:
Oil and gas sales	28,031	43,714
Joint interest and other	20,072	38,136
Prepaid expenses and other	3,562	7,048
Inventory of oilfield equipment	8,336	7,726
Derivative assets	26,062	2,884
Total current assets	89,840	110,516
Property and equipment (successful efforts method):
Proved properties	1,052,004	935,025
Less: accumulated depreciation, depletion, and amortization	(192,701)	(126,614)
Total proved properties, net	859,303	808,411
Unproved properties	107,315	143,020
Wells in progress	50,911	98,750
Other property and equipment, net of accumulated depreciation of $3,601 in 2020 and $3,142 in 2019	3,375	3,394
Total property and equipment, net	1,020,904	1,053,575
Long-term derivative assets	1,301	121
Right-of-use assets	33,812	38,562
Other noncurrent assets	2,918	3,544
Total assets	$1,148,775	$1,206,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$35,518	$57,638
Oil and gas revenue distribution payable	17,918	29,021
Lease liability	12,622	11,690
Derivative liability	5,463	6,390
Total current liabilities	71,521	104,739
Long-term liabilities:
Credit facility	20,000	80,000
Lease liability	21,618	27,540
Ad valorem taxes	19,442	28,520
Derivative liability	2,939	921
Deferred income taxes	4,689	—
Asset retirement obligations for oil and gas properties	25,614	27,908
Total liabilities	165,823	269,628
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 225,000,000 shares authorized, 20,834,028 and 20,643,738 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	4,282	4,284
Additional paid-in capital	705,537	702,173
Retained earnings	273,133	230,233
Total stockholders’ equity	982,952	936,690
Total liabilities and stockholders’ equity	$1,148,775	$1,206,318

Schedule 4: Per unit cash cost margins
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Crude Oil Equivalent Sales Volumes (MBoe)	2,414	2,234	8%	6,936	6,323	10%

Realized pricing (before derivatives)(1)	$23.81	$32.96	(28)%	$21.81	$36.24	(40)%

Per Unit Costs ($/Boe)
Lease operating expense	2.23	3.00	(26)%	2.43	2.93	(17)%
RMI net effective cost (1)	1.07	0.76	41%	1.04	0.62	68%
Gathering, transportation, and processing	1.98	1.98	—%	1.73	2.02	(14)%
Recurring severance and ad valorem taxes (2)	2.29	3.02	(24)%	2.04	2.96	(31)%
Recurring cash general and administrative (3)	2.56	3.53	(27)%	2.89	3.86	(25)%
Interest, net	0.15	0.14	7%	0.22	0.29	(24)%
Total cash costs	$10.28	$12.43	(17)%	$10.35	$12.68	(18)%
Cash cost margin (before derivatives)	$13.53	$20.53	(34)%	$11.46	$23.56	(51)%
Derivative cash settlements	3.57	1.51	136%	6.13	0.60	922%
Cash cost margin (after derivatives)	$17.10	$22.04	(22)%	$17.59	$24.16	(27)%

Non-cash and non-recurring items
Depreciation, depletion, and amortization	$9.71	$8.91	9%	$9.70	$8.63	12%
Severance and ad valorem taxes adjustment	$(5.21)	$—	(100)%	$(1.81)	$—	(100)%
Non-cash and non-recurring general and administrative	$1.14	$0.91	25%	$0.96	$0.89	8%

(1) Crude oil and natural gas sales excludes $1.4 million, $1.6 million, $4.2 million, and $4.4 million of oil transportation and gas gathering revenues from third parties, which do not have associated sales volumes for the three months ended September 30, 2020 and 2019, and the nine months ended September 30, 2020 and 2019, respectively. Alternatively, the aforementioned oil transportation and gas gathering revenues from third parties have been netted against the midstream operating expense to arrive at the RMI net effective cost. See Schedule 8 for a reconciliation from GAAP midstream operating expense to RMI net effective cost.
(2) Recurring severance and ad valorem taxes exclude one-time tax adjustments based on current mill levies, taxing districts, and company and industry results.
(3) Recurring cash general and administrative expense excludes stock-based compensation, cash severance costs, and other non-recurring advisor fees. Please see Schedule 7 for a reconciliation from GAAP G&A to recurring cash G&A.

Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)

Adjusted net income is a supplemental non-GAAP financial measure that is used by management to present a more comparable, recurring profitability between periods. The Company defines adjusted net income as net income after adjusting for (1) the impact of certain non-cash items and one-time transactions and correspondingly (2) the related tax effect in each period. Adjusted net income is not a measure of net income as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$3,251	$35,893	$42,900	$69,922
Adjustments to net income:
Abandonment and impairment of unproved properties	223	879	30,589	2,636
Stock-based compensation(1)	1,723	2,041	4,436	5,189
Severance costs(1)	140	—	1,337	418
Advisor fees(1)	888	—	909	—
Loss on property transactions, net	—	—	1,398	306
Severance and ad valorem taxes adjustment(2)	(12,586)	—	(12,586)	—
Derivative (gain) loss	10,670	(12,894)	(64,603)	15,477
Derivative cash settlements	8,627	3,373	42,494	3,766
Non-cash lease component	(65)	—	(168)	—
Well abandonment and exploratory dry hole expense	—	—	(8)	62
Total adjustments before taxes	9,620	(6,601)	3,798	27,854
Tax effect of adjustments(3)	(2,376)	1,630	(938)	(6,880)
Total adjustments after taxes	7,244	(4,971)	$2,860	$20,974

Adjusted net income	$10,495	$30,922	$45,760	$90,896

Adjusted net income per diluted share	$0.50	$1.50	$2.20	$4.40

Diluted weighted-average common shares outstanding	20,903	20,678	20,826	20,671

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income.
(2) Included as a portion of severance and ad valorem taxes in the condensed consolidated statements of operations and comprehensive income.
(3) Estimated using the federal and state effective tax rate of 24.7%.

Schedule 6: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature. Management believes adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest, income taxes, depreciation, depletion, and amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$3,251	$35,893	$42,900	$69,922
Exploration	66	33	551	538
Depreciation, depletion, and amortization	23,439	19,900	67,306	54,557
Amortization of deferred financing costs	—	—	—	248
Abandonment and impairment of unproved properties	223	879	30,589	2,636
Stock-based compensation (1)	1,723	2,041	4,436	5,189
Severance costs (1)	140	—	1,337	418
Advisor fees (1)	888	—	909	—
Loss on property transactions, net	—	—	1,398	306
Interest expense, net	356	322	1,557	1,858
Severance and ad valorem taxes adjustment (2)	(12,586)	—	(12,586)	—
Derivative (gain) loss	10,670	(12,894)	(64,603)	15,477
Derivative cash settlements	8,627	3,373	42,494	3,766
Income tax expense	4,689	—	4,689	—
Adjusted EBITDAX	$41,486	$49,547	$120,977	$154,915

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income.
(2) Included as a portion of severance and ad valorem taxes in the condensed consolidated statements of operations and comprehensive income.

Schedule 7: Recurring Cash G&A
(in thousands, unaudited)

Recurring cash G&A is a supplemental non-GAAP financial measure that is used by management to provide only the cash portion of its G&A expense, which can be used to evaluate cost management and operating efficiency on a comparable basis from period to period. Management believes recurring cash G&A provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines recurring cash G&A as GAAP general and administrative expense exclusive of the Company's stock-based compensation and one-time charges. The Company refers to recurring cash G&A to provide typical recurring cash G&A costs that are planned for in a given period. Recurring cash G&A is not a fully inclusive measure of general and administrative expense as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of general and administrative expense to the non-GAAP financial measure of recurring cash G&A.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
General and administrative expense	$8,919	$9,920	$26,754	$30,001
Stock-based compensation	(1,723)	(2,041)	(4,436)	(5,189)
Cash severance costs	(140)	—	(1,337)	(418)
Advisor fees	(888)	—	(909)	—
Recurring cash G&A	$6,168	$7,879	$20,072	$24,394

Schedule 8: Rocky Mountain Infrastructure (“RMI”) Net Effective Cost
(in thousands, unaudited)

RMI net effective cost is a supplemental non-GAAP financial measure that is used by management to assess only the net cash impact the Company’s wholly owned subsidiary, Rocky Mountain Infrastructure, LLC, has on the Company’s consolidated financials. Management believes the net effective cost provides external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, with additional information to assist in their analysis of the Company. The Company defines the RMI net effective cost as GAAP midstream operating expense less revenue generated from working interest partners utilizing the RMI assets.

The following table presents a reconciliation of the GAAP financial measures of midstream operating expense and RMI working interest partner revenue to the non-GAAP financial measure of RMI net effective cost.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Midstream operating expense	$3,970	$3,271	$11,338	$8,301
RMI working interest partner revenue	(1,381)	(1,567)	(4,151)	(4,405)
RMI net effective cost	$2,589	$1,704	$7,187	$3,896